RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR


                           RFMSI SERIES 2003-S8 TRUST
                                     ISSUER


                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-S8

       $ 234,414                  0.00%            CLASS A-P CERTIFICATES

--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated May 22, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated May 22, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 76.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

                                                         7
         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                              CREDIT SCORE DISTRIBUTION

                                                                                                      WEIGHTED
                                                                                                      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       VALUE
CREDIT SCORE RANGE                    LOANS            BALANCE          LOANS           BALANCE        RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------
580 - 599 .......................             2    $      448,848            0.32%    $   224,424        44.28%
600 - 619 .......................             3         1,228,583            0.88         409,528        68.08
620 - 639 .......................             7         2,068,918            1.47         295,560        65.22
640 - 659 .......................            11         2,885,951            2.06         262,359        62.57
660 - 679 .......................            14         5,290,318            3.77         377,880        57.45
680 - 699 .......................            29         8,687,362            6.19         299,564        61.71
700 - 719 .......................            34         9,458,783            6.74         278,200        62.49
720 - 739 .......................            41        14,341,052           10.21         349,782        60.74
740 - 759 .......................            42        14,427,807           10.28         343,519        52.32
760 - 779 .......................            59        20,052,573           14.28         339,874        53.38
780 - 799 .......................            96        34,359,193           24.47         357,908        56.65
800 or greater ..................            76        27,148,104           19.34         357,212        56.15
                                            ---    --------------          ------     -----------        -----
Total ...........................           414    $  140,397,493          100.00%    $   339,124        57.10%
                                            ===    ==============          ======


As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 757.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                                        MORTGAGE RATES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
MORTGAGE RATES (%)                    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
5.000 - 5.124 ...................             1    $      596,656            0.42%    $   596,656           756        58.00%
5.125 - 5.249 ...................             6         1,589,239            1.13         264,873           753        50.70
5.250 - 5.374 ...................            63        25,730,314           18.33         408,418           765        54.19
5.375 - 5.499 ...................           125        43,914,748           31.28         351,318           762        57.48
5.500 - 5.624 ...................           111        38,870,593           27.69         350,186           750        56.89
5.625 - 5.749 ...................            80        24,528,651           17.47         306,608           750        59.75
5.750 - 5.874 ...................            20         3,378,908            2.41         168,945           765        61.74
5.875 - 5.999 ...................             4           743,890            0.53         185,972           700        40.90
6.000 - 6.124 ...................             2           438,889            0.31         219,445           731        59.59
6.250 - 6.374 ...................             2           605,604            0.43         302,802           774        68.70
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           414    $  140,397,493          100.00%    $   339,124           757        57.10%
                                            ===    ==============          ======


As of March 1, 2005, the weighted average mortgage rate was approximately 5.4434% per annum.


                          ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
ORIGINAL MORTGAGE LOAN               MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
BALANCE ($)                           LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
$100,000 or less ................            25    $    1,588,726            1.13%    $    63,549           728        53.97%
100,001 -   200,000 .............            65         9,043,387            6.44         139,129           744        55.40
200,001 -   300,000 .............            34         7,014,704            5.00         206,315           761        52.43
300,001 -   400,000 .............           104        34,600,385           24.64         332,696           757        56.22
400,001 -   500,000 .............           103        41,355,126           29.46         401,506           760        58.54
500,001 -   600,000 .............            50        24,488,615           17.44         489,772           749        59.21
600,001 -   700,000 .............            17         9,906,331            7.06         582,725           753        56.35
700,001 -   800,000 .............             6         3,981,749            2.84         663,625           765        61.21
800,001 -   900,000 .............             4         3,156,098            2.25         789,025           773        54.79
900,001 - 1,000,000 .............             6         5,262,371            3.75         877,062           784        51.58
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           414    $  140,397,493          100.00%    $   339,124           757        57.10%
                                            ===    ==============          ======





                                                 ORIGINAL LTV RATIOS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT
ORIGINAL LTV RATIO (%)                LOANS            BALANCE          LOANS           BALANCE        SCORE
---------------------------------   -----------    --------------    -------------    -----------    ----------
00.01 - 50.00 ...................           131    $   41,829,272           29.79%    $   319,307          763
50.01 - 55.00 ...................            55        18,805,494           13.39         341,918          755
55.01 - 60.00 ...................            53        20,151,502           14.35         380,217          763
60.01 - 65.00 ...................            46        16,089,646           11.46         349,775          760
65.01 - 70.00 ...................            56        18,849,944           13.43         336,606          755
70.01 - 75.00 ...................            40        12,689,099            9.04         317,227          739
75.01 - 80.00 ...................            32        11,498,294            8.19         359,322          746
85.01 - 90.00 ...................             1           484,242            0.34         484,242          695
                                            ---    --------------          ------     -----------          ---
Total ...........................           414    $  140,397,493          100.00%    $   339,124          757
                                            ===    ==============          ======


The weighted average LTV ratio at origination of the mortgage loans was approximately 57.10%.


                                       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          STATE                       LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Alaska ..........................             1    $       98,631            0.07%    $    98,631           796        51.00%
Alabama .........................             1           350,070            0.25         350,070           637        75.00
Arkansas ........................             2           271,283            0.19         135,642           779        68.69
Arizona .........................             7         1,988,736            1.42         284,105           794        66.96
California ......................           149        53,273,601           37.94         357,541           765        55.01
Colorado ........................             9         3,634,010            2.59         403,779           784        56.23
Connecticut .....................            10         3,123,360            2.22         312,336           752        53.42
District of Columbia ............             4         2,095,353            1.49         523,838           772        49.83
Florida .........................            14         4,930,225            3.51         352,159           768        49.78
Georgia .........................            13         4,592,299            3.27         353,254           753        62.59
Hawaii ..........................             3         1,966,536            1.40         655,512           775        62.94
Iowa ............................             2           119,054            0.08          59,527           751        50.38
Illinois ........................            13         3,930,658            2.80         302,358           740        53.81
Indiana .........................             1           134,774            0.10         134,774           693        63.00
Kentucky ........................             2           660,302            0.47         330,151           691        58.71
Louisiana .......................             2           667,077            0.48         333,539           736        76.42
Massachusetts ...................             6         1,511,558            1.08         251,926           773        52.53
Maryland ........................            11         3,935,866            2.80         357,806           743        57.04
Michigan ........................             9         3,444,794            2.45         382,755           752        55.87
Minnesota .......................             8         2,528,512            1.80         316,064           750        62.28
Missouri ........................             1           121,494            0.09         121,494           792        78.00
North Carolina ..................             4           899,057            0.64         224,764           774        53.42
Nebraska ........................             1           410,465            0.29         410,465           787        65.00
New Hampshire ...................             2           606,891            0.43         303,446           706        56.35
New Jersey ......................            10         3,203,713            2.28         320,371           718        60.92
New Mexico ......................             1           331,859            0.24         331,859           762        58.00
Nevada ..........................             5         1,557,524            1.11         311,505           717        62.17
New York ........................            20         5,040,251            3.59         252,013           763        56.70
Ohio ............................             8         2,907,297            2.07         363,412           722        65.76
Oregon ..........................             4           922,620            0.66         230,655           744        61.53
Pennsylvania ....................             6         1,744,297            1.24         290,716           780        65.21
Rhode Island ....................             1           360,117            0.26         360,117           783        64.00
South Carolina ..................             2           495,030            0.35         247,515           741        71.55
Tennessee .......................             6         2,007,609            1.43         334,601           734        63.06
Texas ...........................            39        13,257,543            9.44         339,937           748        59.69
Utah ............................             4         1,423,860            1.01         355,965           702        65.34
Virginia ........................            20         6,806,868            4.85         340,343           747        57.86
Washington ......................             9         3,397,162            2.42         377,462           767        48.49
Wisconsin .......................             3         1,559,110            1.11         519,703           767        58.48
Wyoming .........................             1            88,026            0.06          88,026           699        58.00
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           414    $  140,397,493          100.00%    $   339,124           757        57.10%
                                            ===    ==============          ======


----------
         No more than 1.2% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Wisconsin and no more than 1.0% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Wisconsin.


                                              LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        LOAN PURPOSE                  LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Purchase ........................             8    $    3,097,161            2.21%    $   387,145           740        69.29%
Rate/Term Refinance .............           317       112,056,074           79.81         353,489           759        56.75
Equity Refinance ................            89        25,244,257           17.98         283,643           748        57.16
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           414    $  140,397,493          100.00%    $   339,124           757        57.10%
                                            ===    ==============          ======





                                   MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
      DOCUMENTATION TYPE              LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Full Documentation ..............           286    $  101,709,702           72.44%    $   355,628           756        58.35%
Reduced Documentation ...........           128        38,687,791           27.56         302,248           757        53.83
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           414    $  140,397,493          100.00%    $   339,124           757        57.10%
                                            ===    ==============          ======


         No more than 45.2% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 19.6% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.


                                           OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        OCCUPANCY TYPE                LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Primary Residence ...............           406    $  138,181,444           98.42%    $   340,348           757        57.32%
Second/Vacation .................             8         2,216,049            1.58         277,006           758        43.46
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           414    $  140,397,493          100.00%    $   339,124           757        57.10%
                                            ===    ==============          ======





                                                  MORTGAGED PROPERTY TYPES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          PROPERTY TYPE               LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Single Family Detached ..........           322    $  110,636,316           78.80%    $   343,591           754        56.95%
Planned Unit Developments .......            72        24,509,930           17.46         340,416           771        57.89
(detached)
Two- to four-family Units .......             7         2,084,362            1.48         297,766           747        55.91
Condo Low-Rise (less than 5 .....             7         1,393,572            0.99         199,082           769        59.01
(stories)
Townhouse .......................             2           921,032            0.66         460,516           720        56.36
Planned Unit Developments .......             4           852,281            0.61         213,070           692        54.10
(attached)
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           414    $  140,397,493          100.00%    $   339,124           757        57.10%
                                            ===    ==============          ======





                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        NET MORTGAGE RATE (%)         LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
4.720 ...........................             1    $      596,656            0.42%    $   596,656           756        58.00%
4.845 ...........................             6         1,589,239            1.13         264,873           753        50.70
4.970 ...........................            63        25,730,314           18.33         408,418           765        54.19
                                             --    --------------           -----     -----------           ---        -----
Total ...........................            70    $   27,916,209           19.88%    $   398,803           764        54.07%
                                             ==    ==============           =====


         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 0.849187755%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                        CLASS A-P CERTIFICATES
                                                            --------------------------------------------------
                                                             0%        100%      250%        400%         500%
                                                            ----       ----      ----        ----         ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%        100%         100%
April 2006.............................................      94         89        81          72           67
April 2007.............................................      88         78        64          52           44
April 2008.............................................      82         68        51          36           29
April 2009.............................................      76         59        40          25           18
April 2010.............................................      69         51        31          18           12
April 2011.............................................      61         42        23          12            7
April 2012.............................................      54         35        17           8            4
April 2013.............................................      46         28        13           5            3
April 2014.............................................      37         21         9           3            2
April 2015.............................................      28         15         6           2            1
April 2016.............................................      19          9         3           1            *
April 2017.............................................       9          4         1           *            *
April 2018.............................................       0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........       7.2        5.5       3.9         2.9          2.4


----------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                               ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       --------------
Aggregate principal balance ....................       $28,349,466.23        $113,977,127.83
Weighted average mortgage rate .................         5.2377271691%                5.4936%
Weighted average servicing fee rate.............         0.2800000000%                0.3300%
Weighted average original term to maturity
(months) .......................................                  179                    180
Weighted average remaining term
to maturity (months) ...........................                  154                    153

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                  PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                    CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%              100%            250%             400%            500%
------------------------------         ----             ----            ----             ----            ----
$187,198......................         3.6%             4.8%            7.0%             9.8%            11.9%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                      JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  ---------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ---------------------------------------------------------------------------------------
                                                                                                      (Dollar Amounts in Thousands)
Total Loan Portfolio ............   159,458    $ 41,799,848       156,842    $ 41,837,077       142,330    $ 38,092,093
Period of Delinquency
   30 to 59 days ................     2,081         485,414         2,147         488,965         1,968         469,058
   60 to 89 days ................       297          66,720           336          72,625           327          75,698
   90 days or more ..............       301          69,148           307          68,860           333          76,136
Foreclosures Pending ............       419         100,940           340          81,219           350          91,964
Total Delinquent Loans ..........     3,098    $    722,221         3,130    $    711,669         2,978    $    712,856
Percent of Loan
    Portfolio ...................     1.943%          1.728%        1.996%          1.701%        2.092%          1.871%

[TABLE CONTINUED]


                                      AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                     BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                      OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                     LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  --------------------------------------------------------------------------------------
Total Loan Portfolio ............   104,754    $ 29,652,506        61,336    $ 19,562,648        51,674    $ 17,633,235
Period of Delinquency
   30 to 59 days ................     1,391         350,118           813         202,438           354         101,882
   60 to 89 days ................       256          59,355           180          37,722            80          18,514
   90 days or more ..............       277          67,047           229          51,671            99          22,840
Foreclosures Pending ............       333          80,326           243          58,402           139          31,349
Total Delinquent Loans ..........     2,257    $    556,846         1,465    $    350,233           672    $    174,585
Percent of Loan
    Portfolio ...................     2.155%          1.878%        2.388%          1.790%        1.300%          0.990%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.





                           JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  ---------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ---------------------------------------------------------------------------------------
                                                                                                       (Dollar Amounts in Thousands)
Total Loan Portfolio ............    31,572    $  5,733,023        29,442    $  5,424,670        26,174    $  4,923,160
Period of Delinquency
   30 to 59 days ................       476          87,173           481          80,450           436          72,245
   60 to 89 days ................        72          13,317            85          14,464            71          13,138
   90 days or more ..............        68          14,146            57          12,443            64          12,292
Foreclosures Pending ............       113          23,846            87          17,435            79          22,361
Total Delinquent Loans ..........       729    $    138,482           710    $    124,791           650    $    120,036
Percent of Loan
    Portfolio ...................     2.309%          2.416%        2.412%          2.300%        2.483%          2.438%

[TABLE CONTINUED]


                                        AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  ----------------------------------------------------------------------------------------
                                       BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                        OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                       LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ----------------------------------------------------------------------------------------
Total Loan Portfolio ............      20,813    $  4,388,764        15,134    $  3,902,833        12,980    $  3,701,651
Period of Delinquency
   30 to 59 days ................         303          56,489           221          45,326            80          18,542
   60 to 89 days ................          62          12,354            38           7,098            21           4,011
   90 days or more ..............          66          16,163            55           9,585            15           2,980
Foreclosures Pending ............          68          14,099            53          11,232            26           5,253
Total Delinquent Loans ..........         499    $     99,105           367    $     73,241           142    $     30,786
Percent of Loan
    Portfolio ...................       2.398%          2.258%        2.425%          1.877%        1.094%          0.832%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                      JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ............    $     41,799,848     $     41,837,077     $     38,092,093     $     29,652,506
Average Portfolio Balance .......    $     41,744,291     $     41,712,987     $     40,578,437     $     34,185,451
Foreclosed Loans ................    $         36,732     $         18,166     $         11,865     $         13,924
Liquidated Foreclosed Loans .....    $         40,097     $         57,997     $         35,574     $         30,193
Foreclosed Loans Ratio ..........               0.088%               0.043%               0.031%               0.047%
Gross Loss ......................    $          6,022     $         16,608     $          9,085     $          5,871
Gross Loss Ratio ................               0.014%               0.040%               0.022%               0.017%
Covered Loss ....................    $          3,549     $          6,438     $          5,451     $          3,056
Net Loss ........................    $          2,473     $         10,170     $          3,633     $          2,816
Net Loss Ratio ..................               0.006%               0.024%               0.009%               0.008%
Excess Recovery .................    $            333     $             39     $              5     $            108

[TABLE CONTINUED]

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
Total Loan Portfolio ............    $     19,562,648     $     17,633,235
Average Portfolio Balance .......    $     23,080,737     $     17,999,485
Foreclosed Loans ................    $          9,435     $          2,109
Liquidated Foreclosed Loans .....    $         28,302     $         16,609
Foreclosed Loans Ratio ..........               0.048%               0.012%
Gross Loss ......................    $          5,331     $          2,922
Gross Loss Ratio ................               0.023%               0.016%
Covered Loss ....................    $          4,219     $          1,648
Net Loss ........................    $          1,112     $          1,274
Net Loss Ratio ..................               0.005%               0.007%
Excess Recovery .................    $             18     $             68





                           JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ............    $      5,733,023     $      5,424,670     $      4,923,160     $      4,388,764
Average Portfolio Balance .......    $      6,483,857     $      5,497,288     $      5,208,164     $      4,572,334
Foreclosed Loans ................    $          7,705     $          2,749     $            841     $          3,323
Liquidated Foreclosed Loans .....    $          7,487     $         10,220     $          5,253     $          3,685
Foreclosed Loans Ratio ..........               0.134%               0.051%               0.017%               0.076%
Gross Loss ......................    $          1,142     $          4,343     $          1,657     $          1,047
Gross Loss Ratio ................               0.018%               0.079%               0.032%               0.023%
Covered Loss ....................    $            561     $            895     $          1,202     $            462
Net Loss ........................    $            581     $          3,449     $            456     $            585
Net Loss Ratio ..................               0.009%               0.063%               0.009%               0.013%
Excess Recovery .................    $            148     $             25     $              0     $              0

[TABLE CONTINUED]

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
Total Loan Portfolio ............    $      3,902,833     $      3,701,651
Average Portfolio Balance .......    $      4,082,685     $      3,702,764
Foreclosed Loans ................    $          2,051     $            798
Liquidated Foreclosed Loans .....    $          5,319     $          2,680
Foreclosed Loans Ratio ..........               0.053%               0.022%
Gross Loss ......................    $          1,473     $            581
Gross Loss Ratio ................               0.036%               0.016%
Covered Loss ....................    $            884     $            227
Net Loss ........................    $            589     $            353
Net Loss Ratio ..................               0.014%               0.010%
Excess Recovery .................    $              0     $             15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                   APPENDIX A


                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:17                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S8(POOL #  4689)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4689
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111J2H6   250,025,000.00 145,118,698.66     5.000000  %  2,776,633.03
A-P     76111J2J2       570,507.62     246,379.12     0.000000  %      1,430.02
A-V     76111J2K2             0.00           0.00     0.130436  %          0.00
R       76111J2L7           100.00           0.00     5.000000  %          0.00
M-1     76111J2M5     1,268,000.00   1,174,356.71     5.000000  %      5,122.05
M-2     76111J2N3       507,100.00     469,650.07     5.000000  %      2,048.42
M-3     76111J2P8       507,000.00     469,557.45     5.000000  %      2,048.01
B-1     76111J2Q6       253,500.00     234,778.73     5.000000  %      1,024.01
B-2     76111J2R4       126,700.00     117,343.06     5.000000  %        511.81
B-3     76111J2S2       253,610.87     234,881.41     5.000000  %      1,024.46

-------------------------------------------------------------------------------
                  253,511,518.49   148,065,645.21                  2,789,841.81
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       604,661.24  3,381,294.27            0.00       0.00    142,342,065.63
A-P             0.00      1,430.02            0.00       0.00        244,949.10
A-V        16,094.22     16,094.22            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         4,893.15     10,015.20            0.00       0.00      1,169,234.66
M-2         1,956.88      4,005.30            0.00       0.00        467,601.65
M-3         1,956.49      4,004.50            0.00       0.00        467,509.44
B-1           978.24      2,002.25            0.00       0.00        233,754.72
B-2           488.93      1,000.74            0.00       0.00        116,831.25
B-3           978.67      2,003.13            0.00       0.00        233,856.95

-------------------------------------------------------------------------------
          632,007.82  3,421,849.63            0.00       0.00    145,275,803.40
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     580.416753   11.105422     2.418403    13.523825   0.000000  569.311331
A-P     431.859484    2.506592     0.000000     2.506592   0.000000  429.352891
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     926.148830    4.039479     3.858951     7.898430   0.000000  922.109350
M-2     926.148830    4.039479     3.858963     7.898442   0.000000  922.109350
M-3     926.148818    4.039467     3.858955     7.898422   0.000000  922.109350
B-1     926.148837    4.039487     3.858935     7.898422   0.000000  922.109350
B-2     926.148813    4.039463     3.858958     7.898421   0.000000  922.109350
B-3     926.148806    4.039456     3.858943     7.898399   0.000000  922.109350

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:17                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S8 (POOL #  4689)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4689
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       30,628.30
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,067.44

SUBSERVICER ADVANCES THIS MONTH                                        4,478.85
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     514,173.66

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     145,275,803.40

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          422

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,144,008.59

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.17306100 %     1.42983000 %    0.39644790 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.14605700 %     1.44851772 %    0.40297830 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,651,560.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,889,840.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.44267000
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              155.90

POOL TRADING FACTOR:                                                57.30540540

Run:        04/26/05     11:15:31                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S8(POOL #  4689)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4689
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111J2H6   250,025,000.00 142,342,065.63     5.000000  %  1,241,377.07
A-P     76111J2J2       570,507.62     244,949.10     0.000000  %      1,163.77
A-V     76111J2K2             0.00           0.00     0.131114  %          0.00
R       76111J2L7           100.00           0.00     5.000000  %          0.00
M-1     76111J2M5     1,268,000.00   1,169,234.66     5.000000  %      5,211.50
M-2     76111J2N3       507,100.00     467,601.65     5.000000  %      2,084.19
M-3     76111J2P8       507,000.00     467,509.44     5.000000  %      2,083.78
B-1     76111J2Q6       253,500.00     233,754.72     5.000000  %      1,041.89
B-2     76111J2R4       126,700.00     116,831.25     5.000000  %        520.73
B-3     76111J2S2       253,610.87     233,856.95     5.000000  %      1,042.34

-------------------------------------------------------------------------------
                  253,511,518.49   145,275,803.40                  1,254,525.27
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       593,091.94  1,834,469.01            0.00       0.00    141,100,688.56
A-P             0.00      1,163.77            0.00       0.00        243,785.33
A-V        15,873.05     15,873.05            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         4,871.81     10,083.31            0.00       0.00      1,164,023.16
M-2         1,948.34      4,032.53            0.00       0.00        465,517.46
M-3         1,947.96      4,031.74            0.00       0.00        465,425.66
B-1           973.98      2,015.87            0.00       0.00        232,712.83
B-2           486.80      1,007.53            0.00       0.00        116,310.52
B-3           974.40      2,016.74            0.00       0.00        232,814.61

-------------------------------------------------------------------------------
          620,168.28  1,874,693.55            0.00       0.00    144,021,278.13
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     569.311331    4.965012     2.372131     7.337143   0.000000  564.346320
A-P     429.352892    2.039885     0.000000     2.039885   0.000000  427.313007
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     922.109353    4.110016     3.842121     7.952137   0.000000  917.999337
M-2     922.109355    4.110018     3.842122     7.952140   0.000000  917.999337
M-3     922.109357    4.110020     3.842130     7.952150   0.000000  917.999337
B-1     922.109357    4.110020     3.842130     7.952150   0.000000  917.999337
B-2     922.109361    4.110024     3.842147     7.952171   0.000000  917.999337
B-3     922.109334    4.109997     3.842107     7.952104   0.000000  917.999337

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:31                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S8 (POOL #  4689)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4689
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       30,241.25
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,464.01

SUBSERVICER ADVANCES THIS MONTH                                        5,839.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     681,432.77

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     144,021,278.13

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          420

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      606,983.06

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.14605700 %     1.45096400 %    0.40229890 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.13823100 %     1.45462276 %    0.40467940 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,651,560.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,889,840.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.44223402
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              154.80

POOL TRADING FACTOR:                                                56.81054612

Run:        04/07/05     11:35:27                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S8(POOL #  4689)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4689
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111J2H6   250,025,000.00 141,100,688.56     5.000000  %  1,678,554.91
A-P     76111J2J2       570,507.62     243,785.33     0.000000  %      4,102.89
A-V     76111J2K2             0.00           0.00     0.130750  %          0.00
R       76111J2L7           100.00           0.00     5.000000  %          0.00
M-1     76111J2M5     1,268,000.00   1,164,023.16     5.000000  %      5,229.69
M-2     76111J2N3       507,100.00     465,517.46     5.000000  %      2,091.46
M-3     76111J2P8       507,000.00     465,425.66     5.000000  %      2,091.05
B-1     76111J2Q6       253,500.00     232,712.83     5.000000  %      1,045.52
B-2     76111J2R4       126,700.00     116,310.52     5.000000  %        522.56
B-3     76111J2S2       253,610.87     232,814.61     5.000000  %      1,045.98

-------------------------------------------------------------------------------
                  253,511,518.49   144,021,278.13                  1,694,684.06
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       587,919.54  2,266,474.45            0.00       0.00    139,422,133.65
A-P             0.00      4,102.89            0.00       0.00        239,682.44
A-V        15,692.37     15,692.37            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         4,850.10     10,079.79            0.00       0.00      1,158,793.47
M-2         1,939.66      4,031.12            0.00       0.00        463,426.00
M-3         1,939.27      4,030.32            0.00       0.00        463,334.61
B-1           969.64      2,015.16            0.00       0.00        231,667.31
B-2           484.63      1,007.19            0.00       0.00        115,787.96
B-3           970.06      2,016.04            0.00       0.00        231,768.63

-------------------------------------------------------------------------------
          614,765.27  2,309,449.33            0.00       0.00    142,326,594.07
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     564.346320    6.713548     2.351443     9.064991   0.000000  557.632771
A-P     427.313011    7.191648     0.000000     7.191648   0.000000  420.121363
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     917.999334    4.124361     3.825000     7.949361   0.000000  913.874973
M-2     917.999347    4.124374     3.825005     7.949379   0.000000  913.874973
M-3     917.999332    4.124359     3.824990     7.949349   0.000000  913.874973
B-1     917.999352    4.124379     3.825010     7.949389   0.000000  913.874973
B-2     917.999361    4.124388     3.825020     7.949408   0.000000  913.874973
B-3     917.999323    4.124350     3.824994     7.949344   0.000000  913.874973

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:27                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S8 (POOL #  4689)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4689
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       29,999.29
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,995.94

SUBSERVICER ADVANCES THIS MONTH                                       16,046.11
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     6   1,852,931.79

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     142,326,594.06

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          418

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,047,619.21

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.13823100 %     1.45708900 %    0.40399440 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.12454400 %     1.46532986 %    0.40765460 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,651,560.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,889,840.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.44266222
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              153.70

POOL TRADING FACTOR:                                                56.14206207

Run:        04/25/05     12:25:17                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S8(POOL #  4689)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4689
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111J2H6   250,025,000.00 139,422,133.65     5.000000  %  4,082,041.27
A-P     76111J2J2       570,507.62     239,682.44     0.000000  %      5,267.80
A-V     76111J2K2             0.00           0.00     0.131042  %          0.00
R       76111J2L7           100.00           0.00     5.000000  %          0.00
M-1     76111J2M5     1,268,000.00   1,158,793.47     5.000000  %      5,166.86
M-2     76111J2N3       507,100.00     463,426.00     5.000000  %      2,066.33
M-3     76111J2P8       507,000.00     463,334.61     5.000000  %      2,065.92
B-1     76111J2Q6       253,500.00     231,667.31     5.000000  %      1,032.97
B-2     76111J2R4       126,700.00     115,787.96     5.000000  %        516.28
B-3     76111J2S2       253,610.87     231,768.63     5.000000  %      1,033.42

-------------------------------------------------------------------------------
                  253,511,518.49   142,326,594.07                  4,099,190.85
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       580,925.56  4,662,966.83            0.00       0.00    135,340,092.38
A-P             0.00      5,267.80            0.00       0.00        234,414.64
A-V        15,542.26     15,542.26            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         4,828.31      9,995.17            0.00       0.00      1,153,626.61
M-2         1,930.94      3,997.27            0.00       0.00        461,359.67
M-3         1,930.56      3,996.48            0.00       0.00        461,268.69
B-1           965.28      1,998.25            0.00       0.00        230,634.34
B-2           482.45        998.73            0.00       0.00        115,271.68
B-3           965.70      1,999.12            0.00       0.00        230,735.21

-------------------------------------------------------------------------------
          607,571.06  4,706,761.91            0.00       0.00    138,227,403.22
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     557.632771   16.326532     2.323470    18.650002   0.000000  541.306239
A-P     420.121362    9.233531     0.000000     9.233531   0.000000  410.887831
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     913.874971    4.074803     3.807815     7.882618   0.000000  909.800168
M-2     913.874966    4.074798     3.807809     7.882607   0.000000  909.800168
M-3     913.874981    4.074813     3.807811     7.882624   0.000000  909.800168
B-1     913.874961    4.074793     3.807811     7.882604   0.000000  909.800168
B-2     913.874991    4.074822     3.807814     7.882636   0.000000  909.800168
B-3     913.874954    4.074786     3.807802     7.882588   0.000000  909.800168

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:17                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S8 (POOL #  4689)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4689
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       29,580.13
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,725.35

SUBSERVICER ADVANCES THIS MONTH                                        1,565.03
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     183,919.76

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     138,227,403.22

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          410

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,464,557.71

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.12454400 %     1.46780100 %    0.40696810 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.07751400 %     1.50205742 %    0.41787720 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,651,560.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,889,840.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.44433136
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              152.60

POOL TRADING FACTOR:                                                54.52509773